WGBaker-iTech

From:	Wayne Cockburn <wdc@sympatico.ca>
Sent:	Tuesday, June 21, 2011 7:02 AM
To:	warren.baker@itechmedical.com
Subject:	my resignation

Warren,
Please accept this email as my resignation as Chief Financial Officer and Corporate Secretary of iTech Medical, Inc., effective immediately.

Thankyou.

Regards,
Wayne

WayneD.Cockburn
23 Valley Trail | Newmarket, ON| L3Y 4V8
T 905‐853‐2424 | F 866.253.4111 | C 905.505.0770

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